UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
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FORM 8-K
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Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  November 13, 2013
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THERAVANCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The information contained in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Today Rick E Winningham, Chief Executive Officer of Theravance, Inc. (the "Company")  presented at the 2013 Credit Suisse Annual Health Care Conference in Scottsdale, Arizona.  During the slide presentation, Mr. Winningham announced that TD-9855 did not meet the primary efficacy endpoint of symptom reduction as measured by AISRS (Adult Investigator Symptom Rating Scale) total score versus placebo in the Phase 2 study in adult patients with Attention-Deficit/Hyperactivity Disorder (ADHD).  TD-9855 was generally well tolerated with no serious adverse events at either the 5 mg or 20 mg dose of TD-9855.  The most frequent adverse events observed in the study were headache, dizziness, decreased appetite, fatigue, and dry mouth.  Mr. Winningham announced that the Company will not be continuing its TD-9855 program in ADHD.  TD-9855 is currently being evaluated in an ongoing Phase 2 study in patients with fibromyalgia.  Results from the fibromyalgia Phase 2 study are anticipated during the first half of 2014.  TD-9855 is an investigational norepinephrine and serotonin reuptake inhibitor for the treatment of central nervous system conditions such as chronic pain.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: November 13, 2013	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Financial Officer